Exhibit 10.24

SUMMARY OF BASIC LEASE TERMS

1.                             Tenant:  SpectraLink Corporation

(a)                         Tenant’s entity and jurisdiction: a Delaware corporation

(b)                        Tenant’s federal taxpayer identification number:  84-1141188

2.                             Building:

(a)                         Address:  6175 Longbow Drive, Boulder, Colorado 80301

(b)                        Type:  Multi-Tenant Warehouse

(c)                         Approx. total rentable area:  52,624 square feet

3.                             Premises:

(a)                         The entire first floor and a portion of the second floor

(b)                        Approx. Rentable Area:  36,125 square feet ±

4.                             Lease Term:

(a)                         Initial Term:  6 Years, 3 Months (i.e., 75 months total)

(b)                        Commencement Date:  January 1, 2006, or the first day of the month following such date as the Premises are ready for occupancy

(c)                         Expiration Date:  the last day of the 75th month following the Commencement Date

5.                             Base Rent:

(a)                         Rent Commencement Date:  the first day of the 19th month following the Commencement Date

(b)                        Monthly Rent:  $13,546.88/month first 12 months ($4.50/sf NNN), with annual increases by the greater of 3% or CPI Escalator, but no greater than 5%, pursuant to the following estimated schedule (based on 3% increase assumption):

Months	Annual Base Rent	Monthly Rent
Months 1-12	$4.50	Abated
Months 13-18	$4.64	Abated
Months 19-24	$4.64	$13,968.33
Months 25-36	$4.78	$14,389.79
Months 37-48	$4.92	$14,811.25
Months 49-60	$5.07	$15,262.81
Months 61-72	$5.22	$15,714.38
Months 73-75	$5.38	$16,196.04

**             Tenant shall pay to Landlord three months’ Base Rent (based upon the 3% estimated rate for Months 19-21) in the amount of $41,904.99, within three business days after execution of this Lease.  Such amount shall be applied by Landlord to Monthly Rent due in Months 19, 20 and 21.

6.                             Additional Rent:

(a)                         Tenant’s Pro Rata Share for Additional Rent:       68.65% (36,125sf/52,624sf)

(b)                        Estimated Additional Rent:       $8,278.65/month ($2.75/sf)

7.                             Security Deposit Amount:  $13,546.88

i

8.                             Place for Payments: Longbarrel Property Limited Partnership

3946 Promontory Court

Boulder, CO 80304

9.                             Place for Notices:

Landlord:

Longbarrel Property Limited Partnership	with a copy to:	Packard and Dierking, LLC
3946 Promontory Court		2595 Canyon Blvd., Suite 200
Boulder, CO 80304		Boulder, CO 80302
Attn: Bruce D. Dierking, Esq.

Tenant:

SpectraLink Corporation
5755 Central Avenue
Boulder, CO 80301
Attn:  VP & General Counsel

10.                                 Permitted Use(s) by Tenant:  Manufacturing, warehouse and accessory offices.

11.                                 Broker(s):               Landlord’s Broker:  Paul Kresge, The Colorado Group

                                                                                Tenant’s Broker:  Paul Whiteside/Russ Lee, NewOption Partners, LLC

12.                                 Utilities:         To be contracted for and paid directly by Tenant so long as Tenant is the only tenant in the Building.  In the event the Building becomes multi-tenant, Landlord shall take over any utilities that are not separately metered,

                                                                        and the costs therefor shall be included in Common Facilities Charges.

13.                                 Janitorial:       To be contracted for and paid directly by Tenant with respect to the Premises.  Any common area janitorial to be provided by Landlord and the costs therefor included in Common Facilities Charges.

14.                                 Tenant Finish:  To be completed in accordance with the Work Letter attached hereto as Exhibit D

ii

LEASE

This Lease is made this          day of September, 2005, between LONGBARREL PROPERTY LIMITED PARTNERSHIP, a Colorado limited partnership (“Landlord”), whose address is 3946 Promontory Court, Boulder, Colorado 80304, and SPECTRALINK CORPORATION, a Delaware corporation (“Tenant”), whose current address is 5755 Central Avenue, Boulder, Colorado 80301.

ARTICLE 1
GENERAL

1.1   Consideration.  Landlord enters into this Lease in consideration of the payment by Tenant of the Rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained.

1.2   Exhibits and Addenda to Lease.  The Attachments and Exhibits listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference.  In the event of any inconsistency or conflict between such Attachments and Exhibits and the terms and provisions of this Lease, the terms and provisions of the Attachments and Exhibits shall control.  The Attachments and Exhibits to this Lease are:

Summary of Basic Lease Terms
Exhibit A	Legal Description of Land
Exhibit B	Location of Premises
Exhibit C	Notice of Non-Liability for Mechanics’ Liens
Exhibit D	Work Letter

ARTICLE 2
DEFINITIONS; DEMISE OF PREMISES

2.1   Demise.  Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Premises as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

2.2   Premises.  The “Premises” shall mean the space to be occupied by Tenant as depicted on Exhibit B attached hereto.  The Premises are within the Building that is located on the Land, as the terms “Building” and “Land” are hereinafter defined.

2.3   Square Footage and Address.  The Premises contains approximately the rentable floor area set forth in the Summary of Basic Lease Terms.  The address of the Premises is the address set forth in the Summary of Basic Lease Terms.

2.4   Land.  “Land” shall mean the parcel of real property more particularly described in Exhibit A attached hereto, as the same may be replatted, resubdivided or adjusted from time to time by Landlord in its sole discretion.

2.5   Building.  “Building” shall mean the building or buildings constructed on the Land, as the same may be expanded, remodeled, reconstructed or otherwise modified from time to time by Landlord in its sole discretion, currently containing approximately the number of square feet of interior floor area set forth on the Summary of Basic Lease Terms.  If there is more than one building constructed on the Land, the term “Building” shall mean collectively all buildings constructed upon the Land.

2.6   Improvements.  “Improvements” shall mean the Building, the Parking Area as hereinafter defined, and all other fixtures and improvements on the land, including landscaping thereon.

2.7   Property.  “Property” shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements other than fixtures and personal property of Tenant and other users of space in the Building.

2.8   Common Facilities.  “Common Facilities” shall mean all of the Property except (a) the Premises, and (b) the other premises in the Building leased or held for lease to other tenants that are not intended to be used in common by Tenant and other tenants, if any.  Common Facilities shall include, without limitation, the Parking Area and any walks, driveways, and, if applicable, lobby areas, halls, stairs, elevators, utility rooms and janitorial closets designed for common use of Tenant and other users of space in the Building.

2.9   Parking Area.  “Parking Area” shall mean that portion of the Land that is or is to be paved and otherwise improved or designated unimproved land for the parking of motor vehicles.

2.10 Use of Common Facilities and Parking Area.  Tenant is hereby granted the non-exclusive right and license to use, in common with others entitled to such use, the Common Facilities, as they from time to time exist, subject to the rights of Landlord reserved herein.  Tenant shall not interfere, at any time, with the rights of Landlord and others entitled to use any part of the Common Facilities, and shall not store, either permanently or temporarily, any materials, supplies or equipment on the Common Facilities. Landlord shall have the right, at any time, to change, reduce or otherwise alter the Common Facilities, in its sole discretion and without compensation to Tenant; provided, however, Landlord shall provide reasonable parking in the Parking Areas in accordance with this Section 2.10, loading areas and access to the Premises to Tenant.  Tenant shall not have the right to sublease or grant any rights to third parties to use the Parking Area.  Landlord shall not be responsible for any injuries to any person nor any damage to any automobile, vehicle or other property that occurs in or about the Parking Area, unless such injuries or damage are caused by or are due to the gross negligence or willful misconduct of Landlord or Landlord’s agents.

2.11 Covenant of Quiet Enjoyment.  Landlord covenants and agrees that, provided Tenant is not in default and keeps, observes and performs the covenants and agreements of Tenant contained in this Lease, Tenant shall have quiet and peaceable possession of the Premises and such possession shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

2.12 Condition of Premises.  Tenant covenants and agrees that, upon taking possession of the Premises, Tenant shall be deemed to have accepted the Premises “as is” and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Premises.

ARTICLE 3
TERM OF LEASE

3.1   Lease Term.  “Lease Term” and “Term” shall mean the period of time specified in the Summary of Basic Lease Terms commencing at midnight on the Commencement Date as specified in the Summary of Basic Lease Terms and expiring at midnight on the Expiration Date, as specified in the Summary of Basic Lease Terms.

3.2   Early Occupancy or Entry.  In the event Landlord permits Tenant or its agents or contractors to occupy or enter the Premises for any reason prior to the Commencement Date, Tenant shall be subject to all terms and provisions hereof.

ARTICLE 4
RENT AND OTHER AMOUNTS PAYABLE

4.1   Base Rent.  Tenant covenants and agrees to pay to Landlord, without offset, deduction or abatement, Base Rent for the full Lease Term in the amounts specified as Base Rent in the Summary of Basic Lease Terms (“Base Rent”).

The amount of Base Rent shall be increased annually by the greater of (a) three percent (3%) or (b) the “CPI Escalator” (defined below), but no greater than five percent (5%), on each anniversary of the Commencement Date during the Term.  As used herein and in the Summary of Basic Lease Terms, the term “CPI Escalator” shall refer to the following formula:

The increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (Denver-Boulder, Colorado area, 1982-1984 = 100) (“CPI”) between (i) the most recently published CPI prior to the date which is three months prior to the relevant anniversary date of the Lease (the “Comparison Date”) and (ii) the most recently published CPI prior to the date which is one year prior to the Comparison Date.

Under no circumstances will the Base Rent be reduced.  Landlord shall notify Tenant of the amount of each increase in Base Rent by written notice.  If the Base Rent is increased by the CPI Escalator, such notice shall include the CPI for the Comparison Date and for the date that is one year prior to the Comparison Date.  If the format or components of the CPI are materially changed, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or a similar agency and which is most nearly equivalent to the CPI on the Commencement Date.

In the event Landlord has not given Tenant a written statement setting forth the amount of the increase in Base Rent for a given year by the applicable anniversary of the Commencement Date, Tenant shall continue to pay Base Rent in the same amount applicable during the prior year until such time as Landlord has provided Tenant with such written statement.  Within 10 days after Landlord provides such written statement, Tenant shall pay to Landlord the aggregate amount of additional Base Rent owed from the anniversary date based upon the increase in Base Rent applicable for such year.

4.2   Monthly Rent.  Base Rent shall be payable monthly in advance, without notice, in equal installments, together with installments of Additional Rent, in the amounts specified in the Summary of Basic Lease Terms (“Monthly Rent”).  Three monthly installments in the total amount of $41,904.99 shall be due and payable on the date hereof and a monthly installment shall be due and payable on or before the first day of the 22nd calendar month succeeding the Commencement Date as provided in the Summary of Basic Lease Terms during the Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated based on a 30-day month.  All other amounts due and payable by Tenant hereunder shall be payable as of the Commencement Date, unless otherwise provided herein.

4.3   Place of Payments.  Base Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in the Summary of Basic Lease Terms, or such other place as Landlord may, from time to time, designate in writing.

4.4   Lease a Net Lease and Rent Absolute.  It is the intent of the parties that the Base Rent provided in this Lease shall be a net payment to Landlord; that, except as otherwise expressly provided herein, the Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Premises, including any damage or destruction affecting the Premises, and any action by governmental authority relating to or affecting the Premises; that the Base Rent shall be absolutely payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Premises or provide any services or do any act in connection with the Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Base Rent, Additional Rent to cover costs and expenses relating to the Premises, the Common Facilities and the Property, all as hereinafter provided.

4.5   Additional Rent.  As of the Commencement Date, Tenant covenants and agrees to pay, as Additional Rent, all costs and expenses relating to the Premises including utilities, maintenance and repair thereof; Tenant’s Pro Rata Share of all operating costs and operating expenses relating to the Common facilities, including but not limited to the repair and maintenance thereto described in Section 7.2 hereof; Tenant’s Pro Rata Share of all Taxes and Assessments and costs and expenses of Casualty Insurance; all costs and expenses of Liability Insurance and Other Insurance; and all other costs and expenses that Tenant is obligated to pay under this Lease.

4.6   Tenant’s Pro Rata Share.  “Tenant’s Pro Rata Share” shall mean the percentage set forth in the Summary of Basic Lease Terms as Tenant’s Pro Rata Share, which is the percentage derived by dividing the approximate rentable floor area of the Premises, as set forth in the Summary of Basic Lease Terms, by the approximate rentable floor area within the Building, as set forth in the Summary of Basic Lease Terms.  The percentage set forth in the Summary of Basic Lease Terms shall be conclusive and not subject to adjustment for remeasurement of the area of the Premises or the Building.  Landlord may modify Tenant’s Pro Rata Share from time to time based upon any increase or reduction in the rentable floor area of the Building or of the Premises.

4.7   Monthly Deposits for Taxes, Insurance and Common Facilities Charges.  Tenant will pay to Landlord, monthly in advance, without notice, on or before the first day of each month of the Term, amounts as hereinafter specified, for payment of Tenant’s Pro Rata Share of Taxes and Assessments (defined in Section 5.1), “Casualty Insurance” (defined in Section 6.1), Landlord liability insurance, if applicable (defined in Section 6.2),  “Common Facilities Charges” (defined in Section 7.2), and any other charges payable with respect to the Property hereunder as Additional Rent (collectively “Monthly Deposits”) and, if the Monthly Deposits are insufficient to pay Tenant’s Pro Rata Share of the actual cost of such items, Tenant will pay to Landlord, within 10 days after written demand by Landlord, such amounts as are necessary to provide Landlord with sufficient funds to pay Tenant’s Pro Rata Share of the same.  The Monthly Deposits shall each be equal to Tenant’s Pro Rata Share of 1/12 of the amounts, as reasonably estimated and re-estimated from time to time by Landlord, of the annual Taxes and Assessments, annual

Casualty Insurance premiums, annual Landlord liability insurance premiums, and annual Common Facilities Charges payable with respect to the Property.  The initial Monthly Deposit shall be subject to adjustment as herein provided.  To the extent the Monthly Deposits exceed Tenant’s Pro Rata Share of the actual cost of such items, the excess amount shall, at Landlord’s option, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Base Rent, Additional Rent or other amounts payable by Tenant under this Lease.   If Tenant so requests in writing within 30 days after the date of Landlord’s annual reconciliation of Monthly Deposits, Landlord shall furnish Tenant with a copy of invoices or receipts for Taxes, Insurance and Common Facilities Charges.  The amounts of such taxes, insurance premiums and expenses payable by Tenant for the years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years.  Prior to the dates on which payment is due for such items, Landlord shall make payment of the same, to the extent funds from Monthly Deposits are available therefor. Except for Landlord’s obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant’s obligation to pay taxes and assessments and to maintain insurance as elsewhere provided in this Lease.

4.8   Security Deposit.  Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the amount specified as a security deposit in the Summary of Basic Lease Terms (“Security Deposit”).  Landlord shall (i) retain and apply the Security Deposit to the extent necessary, to pay and cover any loss, cost, damage or expense, including attorneys’ fees, sustained by Landlord by reason of the failure of Tenant to comply with any provision, covenant or agreement of Tenant contained in this Lease.  To the extent not necessary to cover such loss, cost, damage or expense, the Security Deposit, without any interest thereon, shall be returned to Tenant within 60 days after expiration of the Lease Term or as may be otherwise provided by law; provided, however, that Landlord may also deduct any amount from the Security Deposit Landlord estimates may be required to cover any shortfall in Additional Rent deposits made by Tenant in the final year of the Lease until such time as Landlord has completed its annual Additional Rent reconciliation for such year.  The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage or expense that is or may be sustained by Landlord.  In the event all or any portion of the Security Deposit is applied by Landlord to pay any such loss, cost, damage or expense, Tenant shall, from time to time, promptly upon demand, deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount.

4.9   General Provisions as to Security Deposit.  Landlord shall not be required to hold the Security Deposit in an escrow or trust deposit account, and Landlord may commingle the Security Deposit with Landlord’s own funds.  Landlord shall not be obligated to pay interest to Tenant on account of the Security Deposit.  In the event of a transfer by Landlord of Landlord’s interest in the Premises, Landlord or the property manager of Landlord may deliver the Security Deposit to the transferee of Landlord’s interest and Landlord and such property manager shall thereupon be discharged from any further liability to Tenant with respect to such Security Deposit.  In the event of a transfer by Tenant of Tenant’s interest in the Premises, Landlord shall be entitled to return the Security Deposit to Tenant’s successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit.

4.10 Rent Regulations.  If the Base Rent or any other amounts to be paid by the Tenant to the Landlord hereunder is or becomes at any time subject to regulation by law, then the rent or other amounts to be so paid shall be the maximum rental or other amounts permitted by said laws, but in no event in excess of the rent or other amounts provided for or determined in accordance with the applicable provisions of this Lease.

ARTICLE 5
TAXES AND ASSESSMENTS

5.1   Covenant to Pay Taxes and Assessments.  Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of Taxes and Assessments, as hereinafter defined, which accrue during or are attributable to the Lease Term.  “Taxes and Assessments” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, or every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or any part thereof, or upon any building, improvements or personal property at any time situated thereon.

5.2   Proration at Commencement and Expiration of Term.  Taxes and Assessments shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the Commencement Date and the Expiration Date, except as herein provided.  Additionally, for the year in which the Lease Term expires, Tenant shall be liable without proration for the full amount of Taxes and Assessments relating to any improvements, fixtures, equipment or personal property which Tenant is required to remove or in fact removes as of the expiration of the Lease Term.  Proration of Taxes and Assessments shall be made on the basis of actual Taxes and Assessments.  Tenant’s Pro Rata Share of Taxes and Assessments for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided, but, in the event actual Taxes and Assessments for either year are greater or less than as estimated for purposes of Monthly Deposits, appropriate adjustment and payment shall be made between the parties, at the time the actual Taxes and are known, as may be necessary to accomplish proration, as hereinafter provided, and such obligation shall survive the termination or expiration of this Lease.

5.3   Special Assessments.  If any Taxes or Assessments are payable in installments over a period of years, Tenant shall be responsible only for installments for periods during the Lease Term with proration, as above provided, of any installment payable prior to or after expiration of the Lease Term.

5.4   New or Additional Taxes.  Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes and Assessments shall include any Taxes and Assessments of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property if such tax shall be based upon or arise out of the ownership, use or operation of or the rents received from the Property, other than income taxes or estate taxes of Landlord.  For the purposes of computing Tenant’s liability for such new type of tax or assessment, the Property shall be deemed the only Property of Landlord.

5.5   Landlord’s Sole Right to Contest Taxes.  Landlord shall have the sole right to contest any Taxes or Assessments.  Landlord shall pay to or credit Tenant with Tenant’s Pro Rata Share of any abatement, reduction or recovery of any Taxes and Assessments attributable to the Lease Term less Tenant’s Pro Rata Share of all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in connection with the pursuit of such abatement, reduction or recovery.

ARTICLE 6
INSURANCE

6.1   Casualty Insurance.  Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term, Casualty Insurance as hereinafter defined.  “Casualty Insurance” shall mean property insurance including “all risk” coverage with respect to the Property, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than ninety percent (90%), and with coverage, at Landlord’s option, by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, boilers and rental loss and with a deductible in the amount for each occurrence as Landlord, in its sole discretion, may determine from time to time.  Casualty Insurance obtained by Landlord need not name Tenant as an insured party and may, at Landlord’s option, name any mortgagee or holder of a deed of trust as an insured party as its interest may appear.  Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of Casualty Insurance obtained by Landlord, and to pay, as Additional Rent, its Pro Rata Share of the cost of any deductible under such Casualty Insurance.  Tenant shall be responsible for obtaining, at Tenant’s option, cost and expense, insurance coverage for personal property and leasehold improvements of Tenant and for business interruption of Tenant.

6.2   Liability Insurance.  Tenant covenants and agrees to obtain and keep in full force and effect during the Lease Term, and to pay the premiums and costs of, Liability Insurance as herein defined.  “Liability Insurance” shall mean commercial general liability insurance covering public liability for claims for bodily injury, personal injury, and property damage with respect to the ownership, use and operation of the Premises and the Common Facilities, with limits of not less than two million dollars ($2,000,000.00) combined single limit of liability, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under this Lease, and with no deductible, retention or self-insurance provision contained therein, unless otherwise approved in writing by Landlord.  Landlord may also obtain and keep in full force and effect during the Lease Term liability insurance covering public liability with respect to the ownership, use and operation of the Property.  Tenant covenants and agrees to pay Tenant’s Pro Rata Share of the premiums and costs of such liability insurance as Additional Rent hereunder.

6.3   Other Insurance.  Tenant covenants and agrees to obtain and keep in full force and effect during the Lease Term, and to pay the premiums and costs of, any other types of insurance relating to the Property or Tenant’s occupancy, use and operation of the Premises that Landlord or any mortgagee or holder of a deed of trust on the Property may hereafter reasonably require.  Tenant shall cause such other insurance to be in effect within 30 days after receipt of written notice from Landlord.

6.4   General Provisions Respecting Insurance.  Except as otherwise approved in writing by Landlord, all insurance obtained by Tenant shall be on forms and with insurers selected or approved by Landlord, which approval shall not be unreasonably withheld; shall name Landlord, Landlord’s manager(s) and agent(s), and the holder of any mortgage or deed of trust encumbering the Property as insured parties, as their interests may appear; shall contain a waiver of rights of subrogation as among Tenant, Landlord and the holder of any such mortgage or deed of trust; shall provide coverage on an occurrence basis; and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be canceled or altered except upon 30 days’ prior written notice to Landlord and the holder of any such mortgage or deed of trust.  Certificates of insurance obtained by Tenant shall be delivered to Landlord who may deposit the same with the holder of any such first mortgage or deed of trust.  Upon written request, Tenant agrees to provide Landlord with copies of all policies of insurance obtained by Tenant hereunder.

6.5   Cooperation in the Event of Loss.  Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds that may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

ARTICLE 7
UTILITY, OPERATING, MAINTENANCE AND REPAIR EXPENSES

7.1   Utility Charges.  Tenant covenants and agrees, if possible, to contract directly with appropriate utility service providers in Tenant’s own name and to pay directly for, all charges for water, sewage, disposal, storm drainage fees, gas, electricity, light, heat, power, telephone or other utility services used, rendered or supplied to or for the Premises.  If any such utility charges are not separately metered or billable to the Premises, then Landlord shall have the right to apportion utility charges based upon Landlord’s estimation of relative use of such utilities, and such apportionment shall be final and binding upon Tenant.  Tenant shall pay to Landlord the apportioned amount of such utilities as Additional Rent.

7.2   Common Facilities Charges.  Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of all costs and expenses of operating, repairing, maintaining and upkeep of the Common Facilities (“Common Facilities Charges”) including, without limitation, upkeep and replanting of grass, trees, shrubs and landscaping; removal of dirt, debris, obstructions and litter from Parking Areas, landscaped areas, sidewalks and driveways; repairs, resurfacing, resealing, restriping, sweeping and snow removal from the Parking Areas, sidewalks and driveways; upkeep and maintenance of sprinkler systems; building signs; stairways; roofs; heating, ventilation and air conditioning systems; utilities for the Common Facilities; fire protection systems and sprinkler systems; exterior painting; water and sewage disposal systems; storm drainage systems; supplies, personnel, and the cost of any rental of equipment in implementing such services; charges for professional management of the Property and Common Facilities, including wages, salaries, benefits and payroll taxes paid by Landlord with respect to its employees for providing such services; all alterations, additions, improvements and other changes made to the Improvements in order to conform to changes subsequent to the date of this Lease in any laws, ordinances, rules, regulations or orders of any applicable governmental authority, subject to amortization of such costs at a market rate of interest over the useful life thereof, as determined by Landlord’s accountants; and personal property taxes, licenses and permits.  Landlord may cause any or all of such services to be provided by employees of Landlord or by independent contractor(s) and subcontractor(s).  Tenant shall pay to Landlord, monthly in advance, without notice, on or before the first day of each month of the Term, the estimated monthly charge for the Common Facilities, as determined and redetermined from time to time by Landlord.  The initial monthly charge for Common Facilities is set forth in the Summary of Basic Lease Terms attached hereto. If the total monthly charges paid by Tenant are less than the Tenant’s Pro Rata Share of the actual charges for Common Facilities, Tenant shall pay the difference to Landlord within 10 days after demand by Landlord.  If Tenant’s Pro Rata Share of such actual charges is less than the total monthly charges paid by Tenant, the difference shall, at Landlord’s option, except as may be otherwise required by law, either be paid to Tenant or credited against future monthly charges on the next applicable invoice for Base Rent, Additional Rent or other amounts payable by Tenant under this Lease.

7.3   Tenant’s Maintenance Obligation.  Tenant, at its sole cost and expense, will maintain, repair, replace and keep the Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction.  Tenant will perform or contract for and promptly pay for trash and garbage disposal, janitorial and cleaning services, security services, interior painting, interior window washing, replacement of damaged or broken glass and other breakable materials, replacement of interior light bulbs and light fixtures in or serving the Premises.  All costs of maintenance and repairs to be performed by Tenant shall be considered and paid by Tenant as Additional Rent hereunder in the event Landlord agrees to or must perform or pay for such Tenant obligations.  All maintenance and repairs to be performed by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Premises or the Property.

7.4   Landlord’s Maintenance Obligation.  Landlord shall be responsible for and shall bear the costs and expenses of replacement of, or extraordinary maintenance and repairs to, foundations, exterior walls, structural elements of the Building, and pipes for water and sewer.  Landlord shall maintain and repair the Common Facilities (including, but not limited to, roofs, HVAC systems, mechanical systems, elevator systems and landscaping), and Tenant shall pay its Pro Rata Share of all costs and expenses with respect thereto, pursuant to Section 7.2 above.

ARTICLE 8
OTHER COVENANTS OF TENANT

8.1   Limitation on Use by Tenant.  Tenant covenants and agrees to use the Premises only for the use or uses set forth as Permitted Uses by Tenant in the Summary of Basic Lease Terms and for no other purposes, except with the prior written consent of Landlord.  Landlord has made no investigation of and makes no representations or warranties whatsoever regarding the permissibility of Tenant’s Permitted Uses under applicable zoning or land use laws, rules, regulations or approvals.

8.2   Compliance with Laws.  Tenant covenants and agrees that at all times during the Lease Term, Tenant’s use of the Premises shall be in compliance with all zoning, land use and other applicable laws, rules and regulations with respect thereto, and that nothing shall be done or kept on the Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction, and that the Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation and with the certificate of occupancy issued for the Building and/or the Premises.

8.3   Compliance with Insurance Requirements.  Tenant covenants and agrees that nothing shall be done or kept on the Premises that might impair or increase the cost of insurance maintained with respect to the Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

8.4   No Waste or Impairment of Value.  Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Property that might impair the value of the Premises or the Property, or constitute excessive wear and tear or waste.

8.5   No Overloading.  Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises that would impair the structural soundness of the Building, Improvements or Parking Area, result in an overload of electrical lines serving the Building or cause excessive tripping of circuit breakers, interfere with any telephone lines or equipment or any other electric or electronic equipment in the Building or on any adjacent or nearby property, place excessive demands on or exceed the capacity of the water lines or sewer lines servicing the Building, or in any other way overload any portion of the Property or Improvements or any equipment or facilities servicing the same.  In the event of violations hereof, Tenant covenants and agrees to immediately remedy the violation at Tenant’s expense and in compliance with all requirements of governmental authorities and insurance underwriters.  Landlord shall include a corresponding similar provision in all leases for space in the Building, and will use commercially reasonable efforts to obtain compliance therewith from other tenants in the Building.

8.6   No Nuisance, Noxious or Offensive Activity.  Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Premises or the Property nor shall anything be done or kept on the Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance or annoyance to others in the Building or on adjacent or nearby property.

8.7   No Annoying Lights, Sounds or Odors.  Tenant covenants and agrees that no light shall be emitted from the Premises that is unreasonably bright or causes unreasonable glare; no sound shall be emitted from the Premises that is unreasonably loud or annoying; and no odor shall be emitted from the Premises that is or might be noxious or offensive to others in the Building or on adjacent or nearby property.

8.8   No Unsightliness.  Tenant covenants and agrees that no unsightliness shall be permitted on the Premises or the Property that is visible from any adjacent or nearby property.  Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Premises or the Property except as may be enclosed within the Premises; all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Premises or the Property without the prior written consent of Landlord.

8.9   No Animals.  Tenant covenants and agrees that no animals shall be permitted or kept on the Premises or the Property; provided, however, that nothing herein shall be construed as prohibiting qualified service animals that may not be legally excluded from the Premises or Property pursuant to the Americans with Disabilities Act or any similar law, rule or regulation applicable to the Property.

8.10 Restriction on Signs and Exterior Lighting.  Tenant covenants and agrees that no signs or advertising devices of any nature shall be erected or maintained by Tenant on the Premises or the Property and no exterior lighting shall be permitted on the Premises or the Property except as approved in writing by Landlord, such approval not to be unreasonably withheld.  So long as Tenant leases more than one-half the square footage of the Building, Tenant shall have equal or greater signage rights in comparison to those granted to other tenants in the Building.

8.11 No Violation of Covenants.  Tenant covenants and agrees not to commit, suffer or permit any violation of any covenant, condition or restriction affecting the Premises or the Property.

8.12 Restriction on Changes and Alterations.  Tenant covenants and agrees not to improve, change, alter, add to, remove or demolish any improvements on the Premises (“Changes”) without the prior written consent of Landlord which consent shall not be unreasonably withheld, and unless Tenant complies with all conditions which may be imposed by Landlord, in its sole discretion, in connection with such consent; and unless Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, legal or other consultants which may be reasonably incurred by Landlord in determining whether to approve any such Changes.  Landlord’s consent to any Changes and the conditions imposed in connection therewith shall be subject to all requirements and restrictions of any holder of a mortgage or deed of trust encumbering the Property.  If such consent is given, no such Changes shall be permitted unless (i) Tenant shall have procured and paid for all necessary permits and authorizations from any governmental authorities having jurisdiction; (ii) such Changes will not reduce the value of the Property, and will not affect or impair existing insurance on the Property; and (iii) Tenant, at Tenant’s sole cost and expense, shall maintain or cause to be maintained workmen’s compensation insurance covering all persons employed in connection with the work and obtains liability insurance covering any loss or damage to persons or property arising in connection with any such Changes and such other insurance or bonds as Landlord may reasonably require.  Tenant covenants and agrees that any such Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all conditions imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Changes shall be paid promptly when due and that the Changes shall be accomplished free of liens of mechanics and materialmen.  Tenant covenants and agrees that all such Changes, except trade fixtures, shall become the property of the Landlord at the expiration of the Lease Term or, if Landlord so requests, Tenant shall, at or prior to expiration of the Lease Term and at its sole cost and expense, remove such Changes and restore the Premises to the condition that existed prior to making such Changes.  However, if Landlord agrees to any Changes in writing and does not  require removal and restoration of such Changes as a condition to its approval in such writing, Tenant will not be required to remove (or pay for the removal of) such Changes.  In addition, Tenant need not obtain the prior approval of Landlord for Changes that: (i) cost less than $2,500.00, (ii) are non-structural, (iii) do not affect major Building systems, and (iv) are not visible from the exterior of the Premises.

8.13 No Mechanic’s Liens.  Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanics’, materialmen’s or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Premises by, through or under Tenant.  At least 30 days prior to any Changes, Tenant shall provide written notice to Landlord of the date of commencement of any Changes.  Prior to the commencement of any Changes, Tenant shall post in conspicuous locations and maintain on the Premises and Building Notices of Owner’s Non-Liability in the form attached hereto as Exhibit C or in such other form as Landlord may from time to time require in writing.  Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interest and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien, including, without limitation, bonding, escrow or endorsement of the title insurance policy of Landlord and any holder of a mortgage or deed of trust encumbering the Property.  If Tenant so contests, then on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interest and costs, and will cause the lien to be released and any judgment satisfied.

8.14 No Other Encumbrances.  Tenant covenants and agrees not to obtain any financing secured by Tenant’s interest in the Premises and not to encumber the Premises or Landlord’s or Tenant’s interest therein, without the prior written consent of Landlord, and to keep the Premises free from all liens and encumbrances except liens and encumbrances existing upon the Commencement Date of the Lease Term or liens and encumbrances created by Landlord.

8.15 Subordination to Landlord Mortgages.  Tenant covenants and agrees that this Lease and Tenant’s interest in the Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property.  In the event of a foreclosure of any such mortgage or deed of trust, Tenant shall attorn to the party acquiring title to the Property as the result of such foreclosure.  No act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such mortgage or deed of trust, which is self-executing, but Tenant covenants and agrees, upon request to Landlord, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any such mortgage or deed of trust in accordance with the foregoing provisions.  Alternatively, Tenant covenants and agrees that, at the option of any mortgagee or beneficiary under a deed of trust, Tenant shall execute documents as may be necessary to establish this Lease and Tenant’s interest in the Premises as superior to any such mortgage or deed of trust.  If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof, Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead to execute any such document.

8.16 Assignment or Subletting.  Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.  A Transfer by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Premises, any transfer of fifty percent (50%) or more of the voting stock or interests of Tenant, or any assignment, sublease, license, franchise, transfer, mortgage, pledge or encumbrance of all or any part of Tenant’s interest under this Lease or in the Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Premises by anyone other than Tenant.  Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a default under this Lease.  In the event Landlord consents to any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord’s prior written consent.  The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant.  In giving or withholding its consent to a proposed Transfer by Tenant, Landlord shall be entitled to consider any reasonable factor, including but not limited to the following: (a) financial strength and credit history of the proposed subtenant/assignee; (b) business reputation of the proposed subtenant/assignee; (c) proposed use of the Premises by the proposed subtenant/assignee; (d) managerial and operational skills of the proposed subtenant/assignee; and (e) compatibility of the proposed subtenant/assignee with other tenants of the Building.

Notwithstanding the foregoing, Landlord shall, at Landlord’s option, have the right, in lieu of consenting to a Transfer by Tenant, to terminate this Lease as to the portion of the Premises that is subject to the proposed Transfer by Tenant and to enter into a new lease with the proposed transferee and receive directly from the proposed transferee the consideration agreed to be given by such transferee to Tenant for the Transfer by Tenant.  Alternatively, at the request of Landlord, Tenant shall pay over to Landlord fifty percent (50%) of all sums received by Tenant in excess of the rent payable by Tenant hereunder which is attributable on an equally allocable square foot basis, to the subletting of all or any portion of the Premises so subleased.

8.17 Annual Financial Statements.  Landlord acknowledges that Tenant is a publicly traded company and that it may obtain Tenant’s financial statements on the United States Securities and Exchange Commission website.  In the event that Tenant goes private or Tenant’s financial statements otherwise become unavailable to the general public, then Tenant covenants and agrees to furnish to Landlord thereafter, within 15 days after Landlord’s written request, copies of Tenant’s most recent year-end financial statements.  Tenant agrees that Landlord may deliver any such financial statements to any existing or prospective mortgagee or purchaser of the Property.  The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant and, if regularly prepared by Tenant, a statement of sources and use of funds for the preceding fiscal year of Tenant.

8.18 Payment of Income and Other Taxes.  Tenant covenants and agrees to pay promptly when due all personal property taxes on personal property of Tenant on the Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant’s employees, the nonpayment of which might give rise to a lien on the Premises or Tenant’s interest therein, and to furnish, if requested by Landlord, evidence of such payments.

8.19 Estoppel Certificates.  Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, upon Landlord’s written request, a written Estoppel Certificate certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Base Rent has been paid, stating the amount of the Security Deposit held by Landlord; stating the amount of the Monthly Deposits held by Landlord for the then tax and insurance year; and stating whether or not

Landlord is in default under this Lease (and, if so, specifying the nature of the default); and stating such other matters concerning this Lease as Landlord may reasonably request.  Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Property.  Tenant agrees that a failure to deliver such a statement within ten (10) days after written request from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord under this Lease; and that any representation by Landlord with respect to Base Rent, the Security Deposit and Monthly Deposits is true. In the event Tenant requests any changes or revisions to any such Estoppel Certificate, Tenant shall pay to Landlord, within 10 days after demand by Landlord, the reasonable costs and expenses of Landlord in connection the negotiation, drafting and revision of such Estoppel Certificate, including attorneys’ fees.

8.20 Landlord Right to Inspect and Show Premises and to Install “For Sale” Signs.  Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Premises at any reasonable time upon prior notice, provided that the frequency is reasonable, for the purposes of inspecting, repairing or maintaining the same or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Premises to any existing or prospective mortgagee, purchaser or lessee of the Property or the Premises.  Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Premises a sign advertising the Property or the Premises for sale or for lease.

8.21 Landlord Right to Renovate, Expand or Modify Building.  Tenant covenants and agrees that Landlord shall have the right to renovate, expand, reconstruct or otherwise modify the Building and/or Common Facilities at any time, in Landlord’s sole discretion; provided, however, that no such renovation, expansion, reconstruction or other modification shall permanently and materially interfere with Tenant’s right to the quiet use and enjoyment of the Premises according to the terms of this Lease.  In the event any renovation, expansion, reconstruction or other modification of the Building or Common Facilities by Landlord causes a temporary material interference with Tenant’s use and enjoyment of the Premises, then during the period of such interference, there shall be an abatement of Base Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Premises.

8.22 [intentionally omitted]

8.23 Landlord Title to Fixtures, Improvements and Equipment.  Tenant covenants and agrees that all fixtures and improvements on the Premises and all equipment and personal property relating to the use and operation of the Premises (as distinguished from operations incident to the business of Tenant), including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Premises, and whether now or hereafter located upon the Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term.

8.24 Removal of Tenant’s Equipment.  Tenant covenants and agrees to remove, at or prior to the expiration of the Lease Term, all of Tenant’s Equipment, as hereinafter defined.  “Tenant’s Equipment” shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Premises).  If such removal shall injure or damage the Premises, Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Premises in the same condition as the Premises would have been if such Tenant’s Equipment had not been installed.  If Tenant fails to remove any Tenant’s Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant’s Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof.  Tenant releases and discharges Landlord from any and all claims and liabilities of any kind arising out of Landlord’s disposition of Tenant’s Equipment.

8.25 Tenant Indemnification of Landlord.  Tenant covenants and agrees to protect, indemnify, defend and hold harmless Landlord from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Premises or Common Facilities; (b) any act or omission of Tenant or Tenant’s officers, employees, agents, guests or invitees, or of anyone claiming by, through or under Tenant; (c) any use which may be made of, or condition existing upon, the Premises or Common Facilities; (d) any improvements, fixtures or equipment upon the Premises or Common Facilities; (e) any failure on the part of Tenant to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Tenant or Tenant’s officers, employees, agents, guests or invitees or by anyone claiming by, through or under Tenant; and (g) any repairs, maintenance of Changes to the Premises made or caused to be made by, through or under Tenant.  Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord by reason of any of the foregoing, Tenant will, at Tenant’s sole cost and expense, pay all costs and expenses to defend Landlord in any such action, suit or proceeding with counsel of Landlord’s choosing.

8.26 Liability of Landlord.  Landlord shall be liable to Tenant for Landlord’s gross negligence and willful misconduct.  Tenant waives and releases any claims Tenant may have against Landlord or Landlord’s officers, agents or employees for loss, damage or injury to person or property sustained by Tenant or Tenant’s officers, agents, employees, guests, invitees or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than gross negligence or willful misconduct.  Notwithstanding anything to the contrary contained in this Lease, Landlord, its beneficiaries, successors and assigns, shall not be personally liable with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Property in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever.

8.27 Release upon Transfer by Landlord.  In the event of a transfer by Landlord of the Property or of Landlord’s interest as Landlord under this Lease, Landlord’s successor or assignee shall take subject to and be bound by this Lease and, in such event, Tenant covenants and agrees that Landlord shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord’s successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord’s successor or assign, Tenant shall attorn to such successor or assign.

8.28 Rules and Regulations.  Tenant shall observe and comply with rules and regulations that may be reasonably promulgated and amended from time to time by Landlord by providing written notice thereof to Tenant.  Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to observe or comply with any of the rules or regulations, but Landlord shall make reasonable efforts to enforce the rules and regulations (if any) for the benefit of all tenants of the Building.

8.29 Monitoring Equipment.  Should equipment for monitoring fire systems and/or security systems be deemed necessary by Tenant or be required for the Premises by federal, state, or local governing agencies because of Tenant’s equipment, the nature of Tenant’s business, or Tenant’s modification of the Premises, Tenant shall be responsible for installation of such monitoring system, for any required building permits, monthly monitoring fees, and any fines, penalties or other charges for false alarms.  Should such monitoring systems be otherwise required by federal, state or local governing agencies, or deemed by Landlord to be advisable for the operation of the Building, Landlord shall be responsible for installation of such monitoring systems, and all costs and expenses relating thereto shall be included as Common Facilities Charges.

ARTICLE 9
ENVIRONMENTAL MATTERS

9.1   Definitions.

9.1.1   Hazardous Material.  Hazardous Material means any substance:

9.1.1.1     that is or becomes defined as a “hazardous material,” “hazardous waste,” “hazardous substance,” “regulated substance,” “pollutant” or “contaminant” under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.); or

9.1.1.2     that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Colorado or any political subdivision thereof; or

9.1.1.3     the presence of which on the premises causes or threatens to cause a nuisance upon the premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the premises; or

9.1.1.4     that contains gasoline, diesel fuel or other petroleum hydrocarbons; or

9.1.1.5     that contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation; or

9.1.1.6     that contains or constitutes radon gas.

9.1.2   Environmental Requirements.  Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

9.1.3   Environmental Damages.  Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ and witnesses’ fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath the premises or migrating or threatening to migrate to or from the premises, or the existence of a violation of Environmental Requirements pertaining to the premises.

9.2   Tenant’s Obligation to Indemnify, Defend and Hold Harmless.  Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Tenant or its employees, agents, contractors, subcontractors, or guests, licensees, or invitees which (1) result in the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Premises and the activities thereon:

9.2.1        Landlord;

9.2.2        any other person who acquires an interest in the premises in any manner, including but not limited to purchase at a foreclosure sale or otherwise; and

9.2.3        the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, guests and invitees of such persons.

This obligation shall include, but not be limited to, the burden and expense of investigating and defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), including attorneys’ fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify.  Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing the indemnified parties.

9.3   Tenant’s Obligation to Remediate.  Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises, Building, and Land which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Building and Land, or are required by Environmental Requirements, which remediation is necessitated by the (a) introduction of a Hazardous Material upon, about or beneath the Premises or (b) a violation of Environmental Requirements, either of which is caused by the actions of Tenant, its employees, agents, contractors, subcontractors, guests, invitees or licensees.  Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, and copies of any correspondence with any governmental entity related to such activities.

9.4   Notification.  If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, or that any representation set forth in this agreement is not or is no longer accurate, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice or communication by Landlord, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any such notice or communication.  Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification or communication.

9.5   Negative Covenants.

9.5.1        No Hazardous Material on Premises.  Except in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or any other person.  Tenant shall deliver to Landlord copies of all documents that Tenant provides to any governmental body in connection with compliance with Environmental Requirements with respect to the premises, such delivery to be contemporaneous with provision of the documents to the governmental agency.

9.5.2        No Violations of Environmental Requirements.  Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees, or by any other person of a violation of any Environmental Requirements upon, about or beneath the Premises or any portion of the Building or Land.

9.6   Landlord’s Right to Inspect and to Audit Tenant’s Records.  Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises and to inspect and audit Tenant’s records concerning Hazardous Materials at any reasonable time upon at least 24 hours’ notice to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages.  Tenant hereby grants to Landlord the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary in the opinion of Landlord to assist in such audits and investigations.  Landlord shall use reasonable efforts to minimize interference with the business of Tenant by such tests inspections and audits, but Landlord shall not be liable for any interference caused thereby.

9.7   Landlord’s Right to Remediate.  Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Lease, to enter the Premises personally or through its agents, consultants or contractors and perform the same.  Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Section 9.2.

9.8   Landlord’s Obligation to Indemnify.  Landlord represents and warrants that, to its current, actual knowledge, there is and has been no presence or release of any Hazardous Materials not commonly found in commercial offices, or any violation of any Environmental Requirements on or about the Property.  Landlord will indemnify, defend, release and hold Tenant harmless from any and all Environmental Damages that arise as a result of or in connection with a breach of the foregoing Landlord representation and warranty.

9.9   Survival of Environmental Obligations.  The obligations of Landlord and Tenant as set forth in this Article 9 and all of its sections shall survive expiration or termination of this Lease.

ARTICLE 10
DAMAGE OR DESTRUCTION

10.1 Damage to Premises.  If any portion of the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (“Tenant’s Notice of Damage”).

10.2 Options to Terminate if Damage to Premises is Substantial.  Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Premises.  As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Premises (“Landlord’s Notice of Repair Time”).  If Landlord reasonably estimates that repair or restoration of the Premises cannot be completed within 240 days from the time of Landlord’s Notice of Repair Time, Landlord and Tenant shall each have the option to terminate this Lease.  If, however, the damage or destruction was caused by the act or omission of Tenant or Tenant’s officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within 240 days from the time of Tenant’s Notice of Damage, but Tenant shall not have the option to terminate this Lease.  Any option granted hereunder shall be exercised by written notice to the other party given within 10 days after Landlord’s Notice of Repair Time.  If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire immediately upon the notice by either Landlord or Tenant exercising such party’s option to terminate this Lease.  Following termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant’s Notice of Damage less the reasonable value of any use or occupation of the Premises by Tenant subsequent to the time of Tenant’s Notice of Damage.

10.3 Damage to Building.  If the Building shall be damaged or destroyed by fire or other casualty (whether or not the Premises are affected) to the extent of fifty percent (50%) or more of the replacement value of the Building, and within 30 days after the happening of such damage Landlord shall decide not to reconstruct or rebuild the Building, then upon written notice to Tenant within such 30 days, this Lease shall terminate and Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent paid by Tenant for the period after such damage less the reasonable value of any use or occupation of the Premises by Tenant during such period.

10.4 Obligations to Repair and Restore.  If repair and restoration of the Premises can be completed within the period specified in Section 10.2, in Landlord’s reasonable estimation, or if neither Landlord nor Tenant terminate this Lease as provided in Sections 10.2 or 10.3, this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Premises to be repaired and restored with reasonable diligence and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Premises.  Landlord may, at its option, require Tenant to arrange for and supervise the repair and restoration of the Premises, in which case Landlord shall furnish Tenant with the insurance proceeds for such repair and restoration at the time or times such funds are needed, provided such proceeds are sufficient to cover the costs of repair or restoration.

10.5 Application of Insurance Proceeds.  The proceeds of any Casualty Insurance maintained on the Premises, other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Premises to be repaired and restored and further subject to any rights of a holder of a mortgage or deed of trust encumbering the Property to such proceeds.  Landlord’s obligation to repair and restore the Premises as provided in this Article is limited to the repair and restoration that can be accomplished with the proceeds of any Casualty Insurance maintained on the Premises.  The amount of any such insurance proceeds is subject to any right of a holder of a mortgage or deed of trust encumbering the Property to apply such proceeds to its secured debt.

ARTICLE 11
CONDEMNATION

11.1 Taking.  A “Taking” shall mean the taking of all or any portion of the Premises as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Premises under the threat of condemnation.  A “Substantial Taking” shall mean a Taking of twenty-five percent (25%) or more of the area (in square feet) of either the Premises or the Building.  An “Insubstantial Taking” shall mean a Taking that does not constitute a Substantial Taking.

11.2 Termination on Substantial Taking.  If there is a Substantial Taking with respect to the Premises or the Building, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

11.3 Restoration on Insubstantial Taking.  In the event of an Insubstantial Taking, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Premises, less such Taking, to be restored as near as may be to the original condition thereof and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space so taken.  Landlord may, at its option, require Tenant to arrange for and handle the restoration of the Premises, in which case Landlord shall furnish Tenant with sufficient funds for such restoration at the time or times such funds are needed.

11.4 Right to Award.  The total award, compensation, damages or consideration received or receivable as a result of a Taking (“Award”) shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of the leasehold or the fee of the Premises.  Tenant hereby assigns to Landlord, all of Tenant’s right, title and interest in and to any such Award.  Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award.  Notwithstanding Landlord’s right to the entire Award, Tenant shall be entitled to any separate award, if any, for the loss of Tenant’s personal property or the loss of Tenant’s business and profits.

ARTICLE 12
DEFAULTS BY TENANT

12.1 Defaults Generally.  Each of the following shall constitute a “Default by Tenant” under this Lease.

12.2 Failure to Pay Rent or Other Amounts.  A Default by Tenant shall exist if Tenant fails to pay Base Rent, Additional Rent, Monthly Deposits or any other amounts payable by Tenant under the terms of this Lease within five days after written notice thereof.

12.3 Violation of Lease Terms.  A Default by Tenant shall exist if Tenant breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant does not cure such breach or failure within 30 days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 30-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply with such 30-day period or shall not diligently proceed therewith to completion with 60 days following the occurrence of the breach or failure.

12.4 Nonoccupancy of Premises.  A Default by Tenant shall exist if Tenant shall fail to occupy and use the Premises within 30 days after the Commencement Date or shall leave the Premises continuously unoccupied and shall vacate and abandon the Premises, unless prior arrangements with Landlord are made.

12.5 Transfer of Interest Without Consent.  A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Premises shall be transferred to or pass to or devolve upon any other party without Landlord’s prior written consent.

12.6 Execution and Attachment Against.  A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within 30 days after the levy thereof.

12.7 Bankruptcy or Related Proceedings.  A Default by Tenant shall exist if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trustee-ship vacated within 60 days after such institution or appointment.

ARTICLE 13
LANDLORD’S REMEDIES

13.1 Remedies Generally.  Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord’s election, then or at anytime thereafter, to exercise any one or more of the following remedies.

13.2 Cure by Landlord.  In the event of a Default by Tenant, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable.  Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant any opportunity to cure such Default by Tenant.  Tenant covenants and agrees to pay to Landlord, within 10 days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorneys’ fees, together with interest as hereinafter provided from the day of payment of any such advances, costs and expenses by Landlord.  Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceedings and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Premises and under this Lease.

13.3 Termination of Lease and Damages.  In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand

(and, if such demand is refused, recover) possession of the Premises from Tenant.  Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting.  Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated.  Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) the aggregate of the Base Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate rental value of the Premises for the balance of the Lease Term, both discounted to present worth at the then applicable federal rate.

13.4 Repossession and Reletting.  In the event of Default by Tenant, Landlord may reenter and take possession of the Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both, without breach of the peace, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions.  No such reentry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.  After recovering possession of the Premises, Landlord may, from time to time, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its uncontrolled discretion, may determine.  Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including brokers’ commissions and attorneys’ fees, which Landlord may incur in connection with such reletting.  Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  Notwithstanding Landlord’s recovery of possession of the Premises, Tenant shall continue to pay on the dates herein specified, the Base Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred.  Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Premises, exceeds the amounts payable by Tenant under this Lease.  If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith will be made in determining the net amount recovered from such reletting.

13.5 [intentionally omitted]

13.6 Suits by Landlord.  Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord’s election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

13.7 Recovery of Landlord Enforcement Costs.  All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand.

13.8 Administrative Late Charge.  Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the fifth day of the month for which the rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the last day of the month next following the month in which Tenant was invoiced, an Administrative Late Charge of five percent (5%) of such past due amount shall be come due and payable in addition to such amounts owed under this Lease to help defray the additional cost to Landlord for processing such late payments.

13.9 Interest on Past-Due Payments and Advances.  Tenant covenants and agrees to pay to Landlord interest on demand at the rate of fifteen percent (15%) per annum, compounded on a monthly basis, on the amount of any Monthly Rent, Monthly Deposit or other charges not paid when due, from the date due and payable, and on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys’ fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord.

13.10   Landlord’s Bankruptcy Remedies.  Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

13.11   Remedies Cumulative.  Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

ARTICLE 14
SURRENDER AND HOLDING OVER

14.1 Surrender upon Lease.  Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Premises to Landlord broom clean, with all lighting, doors, and electrical and mechanical systems (including, without limitation, all HVAC facilities) in good working order and condition, all walls in clean condition and holes or punctures in the walls repaired, and otherwise in the same condition as when Tenant first occupied the Premises, ordinary wear and tear excepted.

14.2 Holding Over.  If Tenant shall hold over after the expiration of the Lease Term, without written agreement providing otherwise, Tenant shall be deemed to be a tenant at sufferance, at a monthly rental, payable in advance, equal to one hundred fifty percent (150%) the Monthly Rental due during the last month of the Lease Term, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease.  Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as herein provided.

ARTICLE 15
TENANT RIGHT OF FIRST REFUSAL

15.1 Right of First Refusal.  Landlord hereby grants to Tenant, for a period of six (6) months commencing on the Commencement Date (the “ROFR Period”), a right of first refusal with respect to leasable space in the Building contiguous to the Premises (collectively, the “First Refusal Space”).  Tenant’s right of first refusal shall be on the terms and conditions set forth in this Article.

15.2 Procedure for ROFR Notice.  Landlord shall notify Tenant (the “ROFR Notice”) from time to time during the ROFR Period when Landlord receives an offer acceptable to Landlord for lease of the First Refusal Space.  The ROFR Notice shall describe the space applicable in the offer and the proposed term, as well as the proposed economic terms included in such offer (the “Economic Terms”).

15.3 Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the ROFR Notice, then within five (5) calendar days after delivery of the ROFR Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first refusal with respect to the entire space described in the ROFR Notice. If concurrently with Tenant’s exercise of the first refusal right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the ROFR Notice, Landlord and Tenant shall, for a period of twenty-one (21) calendar days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Economic Terms.  If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the ROFR Notice concurrently with Tenant’s exercise of the first refusal right, the Economic Terms shall be as set forth in the ROFR Notice. In addition, if Tenant does not exercise its right of first refusal within the five (5) calendar-day period, or, if Tenant exercises its first refusal right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said twenty-one (21) calendar-day period, then Landlord shall be free to lease the space described in the ROFR Notice to the tenant that delivered the original offer, and Tenant’s right of first refusal shall terminate as to the space described in the ROFR Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space identified in an ROFR Notice, and Tenant may not elect to lease only a portion thereof.

15.4 Lease of First Refusal Space.  If Tenant timely exercises Tenant’s right to lease the space described in the ROFR Notice as set forth herein, Landlord and Tenant shall execute, within fifteen (15) days after such exercise, an amendment adding such First Refusal Space to this Lease upon the same non-economic terms and conditions as applicable to the Premises and the Economic Terms as provided in this Article.

15.5 No Defaults.  The rights contained in this Article are personal to Tenant, and may only be exercised by Tenant (and not any other assignee, sublessee or other transferee of the Tenant’s interest in this Lease) Tenant shall not have the right to lease First Refusal Space as provided in this Article if, as of the date of the ROFR Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, a Default by Tenant exists under this Lease (and has not been cured within any applicable grace or cure period provided herein).

ARTICLE 16
TENANT RIGHT OF FIRST OFFER

16.1 Right of First Offer.  Upon the expiration of the Right of First Refusal set forth in Article 15, Landlord hereby grants to Tenant a right of first offer with respect to leasable space in the Building contiguous to the Premises (collectively, the “First Offer Space”).  Notwithstanding the foregoing: (a) such first offer right of Tenant shall commence only following the expiration or earlier termination of (i) any existing lease pertaining to the First Offer Space, and (ii) as to any First Offer Space that is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, or whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease; and (b) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (1) the tenants of the Superior Leases, and (2) any other tenant of the Building or Property under a lease existing as of the date hereof (the rights described in items (a) and (b) above to be known collectively as “Superior Rights”).  Tenant’s right of first offer shall be on the terms and conditions set forth in this Article.

16.2 Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall be or become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space, including the proposed term (collectively, the “Economic Terms”). Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last six months of the Term.

16.3 Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) calendar days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of 21 calendar days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Economic Terms.  If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant’s exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) calendar-day period, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said 21 calendar-day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires and Tenant’s right of first offer shall terminate as to the space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

16.4 Lease of First Offer Space.  If Tenant timely exercises Tenant’s right to lease the space described in the First Offer Notice as set forth herein, Landlord and Tenant shall execute, within fifteen (15) days after such exercise, an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the Premises and the Economic Terms as provided in this Article.

16.5 No Defaults.  The rights contained in this Article are personal to Tenant, and may only be exercised by Tenant (and not any other assignee, sublessee or other transferee of the Tenant’s interest in this Lease) Tenant shall not have the right to lease First Offer Space as provided in this Article if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, a Default by Tenant exists under this Lease (and has not been cured within any applicable grace or cure period provided herein).

ARTICLE 17
MISCELLANEOUS

17.1 No Implied Waiver.  No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant.

17.2 Survival of Provisions.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

17.3 Covenants Independent.  This Lease shall be construed as if the Covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease.

17.4 Covenants as Conditions.  Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

17.5 Tenant’s Remedies.  Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default.  In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or deed of trust covering the Premises, the Property or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord’s behalf.  In no event will Landlord be responsible for any incidental, consequential or special damages incurred by Tenant, including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder.

17.6 Binding Effect.  This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto.  The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

17.7 Short Form Lease.  This Lease shall not be recorded, but Tenant agrees, at the request of Landlord, to execute a short form lease for recording, containing the names of the parties, a description of the Premises and the Lease Term.

17.8 Notices and Demands.  All notices, demands or billings under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three business days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed to the party to receive the notice at the address set forth for such party in the first paragraph of this Lease or at such other address as either party may notify the other of in writing.  Any notice by Tenant to Landlord shall not be effective until a copy thereof shall have been received by or transmitted in the same manner to Landlord’s counsel at the address set forth in the Summary of Basic Lease Terms or such other address as Landlord may from time to time notify Tenant in writing.

17.9 Force Majeure. In the event that Landlord shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, the inability to obtain building inspections, approvals, or permits, stop work orders, the inability to obtain a certificate of occupancy, failure of power or unavailability of utilities, riots, insurrection, war or other reason of like nature not the fault of Landlord, or not within its reasonable control, the performance of such acts shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (including extension of both the commencement and expiration dates of this Lease); provided, however, that if Tenant is not in any way responsible for the delay and does not have use or occupancy of the Premises during the period of delay, the rent and other charges payable hereunder shall be abated for such period of delay.

17.10       Time of the Essence.  Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

17.11       Captions for Convenience.  The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

17.12       Severability.  If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

17.13       Governing Law and Venue.  This Lease shall be interpreted and enforced according to the laws of the State of Colorado.  Any action or proceeding arising out of this Lease, its modification or termination, or the performance or breach of either party hereto, shall be brought exclusively in courts of the state and county in which the Property is located.  The parties agree that such courts are a convenient forum and waive any right to alter or change venue, including removal.  THE PARTIES IRREVOCABLY WAIVER ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR PERTAINING IN ANY WAY TO THIS LEASE.

17.14       Entire Agreement/Further Assurances.  This Lease and any exhibits and addenda referred to herein, constitute the final and complete expression of the parties’ agreement with respect to the Premises and Tenant’s occupancy thereof.  Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations or understandings, whether oral or written, except as expressly set forth herein. The parties agree that if there should be any clerical or typographical errors in this Lease, the Summary of Basic Lease Terms, any exhibit or addendum hereto, the party requested to do so will use its reasonable, good faith efforts to execute such corrective instruments or do all things necessary or appropriate to correct such errors.  Further, the parties agree that if it becomes necessary or desirable to execute further instruments or to make other assurances, the party requested to do so will use its reasonable, good faith efforts to provide such executed instruments or do all things reasonably necessary or appropriate to carry out this Lease.

17.15       No Oral Amendment or Modifications.  No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid and binding unless in writing and executed by the party to be bound.

17.16       Real Estate Brokers.  Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof other than the broker(s) listed as the Broker(s), if any, on the Summary of Basic Lease Terms.

17.17       Relationship of Landlord and Tenant.  Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

17.18       Authority of Tenant.  Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

*            *            *

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first written above.

LANDLORD:

LONGBARREL PROPERTY LIMITED
PARTNERSHIP

By:              IRONWOOD INTERNATIONAL, LTD.

Its:               General Partner

By:
Robert Gall, President

TENANT:

SPECTRALINK CORPORATION

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF LAND

PARCEL A:

LOT 2, LONGBOW PARK, COUNT OF BOULDER, STATE OF COLORADO, THE PLAT OF WHICH WAS RECORDED FEBRUARY 7, 1973 IN PLAN FILE P-4, F-2, NO. 22.

PARCEL B:

THE RIGHT TO CROSS SITES AS THE SAME ARE DEFINED AND DESCRIBED IN THE DECLARATION OF THE PROTECTIVE COVENANTS FOR LONGBOW PARK RECORDED APRIL 24, 1973 ON FILM 815 AS RECEPTION NO. 63447.

PARCEL C:

DRAINAGE EASEMENTS AS SHOWN ON THE RECORDED SUBDIVISION PLAT OF LONGBOW PARK, COUNTY OF BOULDER, STATE OF COLORADO, RECORDED FEBRUARY 7, 1973 IN PLAN FILE P-4, F-2, NO. 22, AS A BENEFIT TO SUBJECT PROPERTY ESTABLISHED IN THE COVENANT CONCERNING MAINTENANCE OF DRAINAGE FACILITIES IN LONGBOW PARK RECORDED APRIL 23, 1973 ON FILM 815 AS RECEPTION NO. 63689 AND MAY 16, 1974 ON FILM 853 AS RECEPTION NO. 103029.

EXHIBIT B

LOCATION OF PREMISES WITHIN BUILDING

[Attached]

EXHIBIT C

NOTICE OF NON-LIABILITY FOR MECHANICS’ LIENS

Pursuant to C.R.S. § 38-22-105, LONGBARREL PROPERTY LIMITED PARTNERSHIP, the owner of these premises, located at 6175 Longbow Drive, Boulder, Colorado, hereby gives notice to all persons performing labor or furnishing skill, materials, machinery, or other fixtures in connection with any construction, alteration, removal, addition, repair or other improvement on or to these premises, that the owner shall not be liable therefor and the interests of said owner shall not be subject to any lien for the same.

EXHIBIT D

WORK LETTER

This Work Letter (“Work Letter”) shall be part of that certain Lease, dated                         , 2005 (“Lease”), between LONGBARREL PROPERTY LIMITED PARTNERSHIP, a Colorado limited partnership (“Landlord”), whose address is 3946 Promontory Court, Boulder, Colorado 80304, and SPECTRALINK CORPORATION, a Delaware corporation (“Tenant”), whose principal address is 6175 Longbow Drive, Colorado 80301.  All capitalized terms used but not otherwise defined in this Work Letter shall have the meanings ascribed such terms in the Lease.

1.            Tenant Improvements.   Tenant shall complete build-out of the Premises for Tenant’s desired use and for improvement of the Property (the “Tenant Improvements”).  Tenant shall construct the Tenant Improvements in accordance with the terms of this Work Letter and shall obtain the building permit and all other permits, licenses and inspections necessary for the proper execution and completion of the Tenant Improvements.  All Tenant Improvements shall be completed in accordance with the terms of this Work Letter, all permits and approvals and all applicable laws, rules and regulations and in a good and workmanlike manner.  All Tenant Improvements shall become a part of the Premises and shall become the property of Landlord at the expiration or termination of the Lease.

2.             Delivery of Premises.  Landlord shall deliver, on or promptly after mutual execution of the Lease, the Premises to Tenant clean and free of debris in its as-is condition.

3.            Approval of Plans and Specifications.  Tenant’s architect/engineer shall prepare plans and specifications (stamped by the architect/engineer) for Tenant Improvements to be completed in the Premises (the “Plans and Specifications”).  The Plans and Specifications shall (i) be compatible with the design, construction and equipment of the Building, (ii) comply with all applicable laws, rules and regulations, (iii) be capable of logical measurement and construction, (iv) contain all such information as may be required for the construction of the Tenant Improvements, and (v) contain all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning or venting requirements, reflected ceiling plans, office equipment locations and special security systems.  All costs of preparation, review and approval, including review and approval by Landlord, Landlord’s architect and/or Landlord’s engineer, shall be borne by Tenant.  Within ten (10) business days after receipt by Landlord of the Plans and Specifications, Landlord (i) shall give its written approval thereto or (ii) if Landlord reasonably disapproves of the work reflected in the Plans and Specifications, Landlord shall request other revisions or modifications therein.  Within five (5) business days following receipt by Landlord of such revisions or modifications, Landlord shall give its written approval thereto or shall request other revisions or modifications therein (but relating only to the extent Tenant has failed to comply with Landlord’s earlier requests).  The procedure set forth in the two preceding sentences shall be implemented repeatedly until Landlord has given its written approval of the Plans and Specifications (hereinafter referred to as the “Approved Plans and Specifications”).  Changes to the Approved Plans and Specifications shall be made only upon prior written approval of Landlord and shall be at Tenant’s sole cost and expense.  Delivery of all plans and drawings referred to in this Section shall be by messenger service or personal hand delivery, unless otherwise agreed by Landlord and Tenant.

4.             Tenant’s Contractor.  Tenant’s contractor and all subcontractors shall be approved in writing by Landlord.  Tenant shall contract directly for the Tenant Improvements to be completed in accordance with the Approved Plans and Specifications.  Tenant’s contractor shall bill Tenant and Tenant shall be solely responsible for paying all costs for the Tenant Improvements as set forth on the Approved

Plans and Specifications.  Tenant and Tenant’s contractor will be required to adhere to the requirements set forth in this Work Letter in connection with performance of the Tenant Improvements.  All Tenant Improvements shall: (i) be performed pursuant to written contracts with workmen and mechanics, which shall be acceptable to Landlord; (ii) comply with all reasonable restrictions and requirements as Landlord may impose with respect to the Tenant Improvements; (iii) conform to the standards of the Building; (iv) be done in a safe and lawful manner in compliance with applicable laws, governmental regulations and requirements; and (v) be done so as not to interfere with any other tenants in the Building.

5.             Cost Estimate Creation.  Tenant shall obtain and provide to Landlord a cost estimate (the “Cost Estimate”) from the contractor used by Tenant for construction of the Tenant Improvements.  The Cost Estimate shall be based on the Approved Plans and Specifications and shall include contractor’s overhead, profits and all fees. If Landlord disputes the estimate (or any portion of it), Tenant shall provide adequate substantiation of the disputed amount(s). Landlord shall have three (3) business days after receipt of each Cost Estimate (and adequate substantiation for any disputed amount) to approve or disapprove it.

6.             Project Schedule. Tenant shall obtain a construction schedule (the “Construction Schedule”) from the contractor for the construction of Tenant Improvements. Such Construction Schedule shall be attached hereto and become a part hereof.

7.            Change Orders.  In the event that Tenant requests any changes to the Approved Plans and Specifications (each a “Tenant Change Order”), Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not create a design problem.  Upon Landlord’s approval of a Tenant Change Order, the parties shall execute a written Change Order specifying the change in the Tenant Improvements.  The additional cost, if any, related to any Tenant Change Order shall be paid by Tenant.

8.             Mechanic’s Liens.  Tenant and Tenant’s contractor shall indemnify Landlord from any mechanic’s or materialmen’s lien against Landlord’s interest in the Property.  If a lien is filed, Tenant or Tenant’s contractor shall, at Landlord’s option:  (i) remove the lien by paying it in full, (ii) furnish Landlord a bond sufficient to discharge the lien, or (iii) deposit in an escrow approved by Landlord 150% of the amount of such lien.  In the event Tenant or Tenant’s contractor shall fail to remove the lien, provide a bond or cash escrow, Tenant shall immediately be in default under the Lease without the necessity of further notice from Landlord and Landlord shall be entitled to take such action at law, in equity or under the Lease as Landlord deems appropriate and Tenant shall be responsible for all monies Landlord may pay in discharging any lien including all costs and reasonable attorneys’ fees incurred by Landlord in settling, defending against, appealing or in any manner dealing with the lien.

9.             Insurance.  Prior to commencing the Tenant Improvements, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder’s “all risk” insurance in an amount at least equal to the replacement value of the Building (excluding the Land, foundation, grading costs and excavation costs), (c) evidence that Tenant and each of Tenant’s contractors have current liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 6 of the Lease, (d) worker’s compensation insurance and proof thereof, and (e) copies of all applicable contracts and necessary permits and licenses. The insurance policies described in clauses (b) and (c) of this section must name Landlord, Landlord’s lender (if any) and the Property manager (if any) as additional insureds.

2

10.          Payment of Tenant Improvements.

A.   Landlord agrees to pay up to a maximum amount of $100,000.00 (the “Allowance”) to Tenant for completion of the Tenant Improvements.  The first $50,000.00 of such Allowance shall be paid on the date the Landlord provides written approval of the Plans and Specifications and the Cost Estimate; provided, however, Landlord’s payment of the Allowance shall not become due until Tenant submits to Landlord (i) proof of insurance as required in Paragraph 9 of this Work Letter; and (ii) confirmation that Tenant has posted in conspicuous locations and is maintaining on the Premises and Building Notices of Owner’s Non-Liability in the form attached to the Lease as Exhibit C or in such other form as Landlord may require.

B.   In addition to the Landlord’s rights and remedies provided in Article 13 of the Lease, in the event of early termination of the Lease resulting from a Default by Tenant, Tenant shall pay to Landlord upon such termination all unrecovered (i) costs and expenses of leasing commissions and lease incentive costs and expenses incurred by Landlord in connection with the Lease, and (ii) Allowance costs, all of which have been amortized over the term of the Lease at an interest rate of 8% per annum.

C.   The remaining balance of the Allowance shall be paid on the date the Tenant Improvements have been completed in accordance with the Approved Plans and Specifications and the provisions of this Work Letter.  Landlord’s payment of the remaining balance of the Allowance shall not become due until Tenant submits to Landlord: (i) an affidavit that all payrolls, bills for materials and any equipment and other indebtedness connected with the Tenant Improvements for which Landlord or its property might in any way be responsible, have been paid or otherwise satisfied; (ii) a certificate by Landlord’s architect that the work is complete; (iii) all certificates necessary for occupancy of the Premises issued by the appropriate governmental authority permitting use of the Premises in accordance with the Approved Plans and Specifications; and (iv) other data establishing the final cost of the Tenant Improvements, payment or satisfaction of all Tenant’s construction obligations such as receipts, releases and waivers of liens arising out of the Tenant Improvements to the extent and in such form as may be designated by Landlord.

D.   Any cost of the Tenant Improvements in excess of the Allowance shall be paid by Tenant as and when due.

E.   If Tenant elects, and Landlord agrees, to have Landlord’s contractor perform all or any portion of the Tenant Improvements, the Allowance (or the portions thereof applicable to the work performed by Landlord, as applicable) shall be paid by Landlord to Landlord’s contractor or others entitled to payment in accordance with Landlord’s standard disbursement procedures upon receipt of documentation as Landlord may reasonably require including, without limitation, lien waivers and architect’s certificates.  To the extent that the cost of the Tenant Improvements exceeds the Allowance, Tenant shall pay all such amounts within ten (10) calendar days after billing therefore from Landlord.  Partial billing may be made periodically as the work progresses.  Landlord will charge a 6% fee on the total cost of the work performed by Landlord for construction management, which shall be deducted from the Allowance.

F.   All costs attributable to design and construction of the Tenant Improvements including, but not limited to, services, fees and expenses of Landlord’s architect or engineers, costs of permits and licenses required for completion of the Tenant Improvements, labor, material, fees and expenses of Landlord’s contractor, if any, in completing the Tenant Improvements shall be paid from the Allowance (as applicable).  To the extent that such costs exceed the Allowance, Tenant shall pay all such

3

amounts within ten (10) calendar days after receipt of billing therefor from Landlord or as and when due if billed directly to Tenant.  Partial billing may be made periodically as the work progresses.

11.           Cooperation; Approvals Not to be Unreasonably Withheld.  Landlord and Tenant shall cooperate with each other reasonably and in good faith to complete the Tenant Improvements as contemplated herein.  All approvals provided for herein to be given by Landlord or Tenant shall not be unreasonably withheld, conditioned or delayed.  When work, services, consents or approvals are to be provided by or on behalf of Landlord, the term “Landlord” shall include Landlord’s agents, contractors, employees and affiliates.

12.           Tenant’s Representative.  Tenant has designated its Executive Vice President of Operations, John Kelley, as the sole representative of Tenant with respect to all approvals, consents and other matters set forth in this Work Letter.  Tenant represents and warrants that such representative shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.  Tenant shall have the right, by written notice to Landlord, to change its designated representative.

Dated this          day of September, 2005.

LANDLORD:

LONGBARREL PROPERTY LIMITED
PARTNERSHIP

By:              IRONWOOD INTERNATIONAL, LTD.

Its:               General Partner

By:
Robert Gall, President

TENANT:

SPECTRALINK CORPORATION

By:
Name:
Title:

4